News Release

For Further Information:

Linda McDougall, 816-932-7542, lmcdougall@hrblock.com

Deborah Ely-Lawrence, 952-921-7660, deborah.ely.lawrence@rsmi.com

Pam Kearney, Investor Relations, 816-932-1967, pkearney@hrblock.com

H&R BLOCK TO ACQUIRE AMERICAN EXPRESS’ TAX AND BUSINESS SERVICES DIVISION AND COMBINE IT WITH RSM MCGLADREY

Combined Firm, With More Than $1 Billion In Revenue, Joins Ranks Of Top Five

U.S. Accounting Firms

RSM McGladrey to Become Largest Firm Dedicated To Midsized U.S. Businesses

FOR RELEASE AUG. 1, 2005, 4 p.m. EDT

KANSAS CITY, Mo. – H&R Block Inc. (NYSE:HRB) today announced that it has signed a definitive agreement to acquire the Tax & Business Services division of American Express for approximately $220 million. It will be combined with H&R Block’s fast growing RSM McGladrey Business Services Inc. subsidiary.

The transaction will place the combined firm in the ranks of the nation’s top five accounting and business services firms, with more than $1 billion in revenue. The combined company, with more than 5,000 accounting professionals, will operate under the RSM McGladrey brand. It will be the nation’s largest tax, accounting and business services firm focused on serving midsized companies. Midsized businesses will benefit from access to an accounting firm of unique size, depth and scope of resources focused on their needs.

“By combining two of the leading accounting organizations in the profession, we’re creating a firm that is uniquely positioned to meet the demands of the middle market,” said Mark A. Ernst, H&R Block’s chairman and chief executive officer. “The global network, depth of capabilities and national professional reputation of this combined firm is unmatched in serving the middle market.

“The demands placed on the Big 4 accounting firms to serve their largest Fortune 500 clients have left too many midsized businesses without the dedicated resources they need from their accounting firm to help them compete and grow in a more competitive world. This transaction creates a firm that combines the resources and reputation of a national firm with a dedication to middle-market client success,” Ernst said.

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H&R Block Acquires Amex Tax & Business Services – page 2

Steve Tait, president of RSM McGladrey, said the acquisition of American Express Tax & Business Services delivers other important benefits. “RSM McGladrey will strengthen its market and strategic positioning as the premier firm for midsized organizations in the United States,” he said. “This combination will make us a leading provider of services in all but a handful of the largest U.S. markets. Our increased scale will also allow us to provide more career opportunities to our current as well as prospective employees, making RSM McGladrey an attractive career alternative to the Big Four firms.”

Tait said the midsized market represents a significant opportunity for RSM McGladrey. “It truly is the heart of U.S. commerce and industry, with more than 500,000 businesses contributing more than 30 percent of the nation’s GDP and representing one-third of all American workers.”

American Express

The sale by American Express represents a continuation of the company’s strategy to concentrate on its global payments, network services and related businesses, according to Ed Gilligan, group president, Global Corporate Services and American Express International.

“At American Express, our energies are dedicated to our core business, so it’s in the best interests of Tax & Business Services and its clients to make this change,” Gilligan said. “As part of RSM McGladrey, the Tax & Business Services team will now have the resources and accounting industry focus to be able to build on the momentum it has generated.” Established in 1985, American Express Tax & Business Services has posted steady growth over the past few years and is now the seventh largest accounting firm in the United States with 2004 revenues of $385 million. It markets its services primarily to small and midsized companies.

Associated Resources

Clients of the combined firm will have access to the international resources of RSM International, which will become the sixth largest global accounting network. RSM International provides clients of RSM McGladrey access to capabilities around the world.

McGladrey & Pullen LLP, a partner-owned CPA firm, will work to integrate the American Express Tax & Business Services’ audit and assurance business into McGladrey & Pullen over the next year. Though independent legal entities, RSM McGladrey and McGladrey & Pullen work together to serve clients’ business needs.

Financial Implications

“We have long recognized the exceptional potential of this business, and by substantially boosting RSM McGladrey’s presence, we become the clear leader in this market,” Ernst said. “RSM McGladrey’s 15 percent increase in revenues and 55 percent increase in profitability last year were the result of our unique focus on growth serving the middle market. The company is now even more strongly positioned for long-term performance that can meaningfully serve our shareholders.”

H&R Block Acquires Amex Tax & Business Services – page 3

The transaction is expected to close by Sept. 30, 2005, subject to pre-acquisition clearance by the Department of Justice under the Hart-Scott-Rodino Act. H&R Block estimates that the transaction will be immediately accretive by approximately 5 cents per share in its fiscal year 2006 and in fiscal year 2007 after expected integration costs. The $220 million purchase price is subject to final balance sheet adjustments at closing.

RSM McGladrey provides tax and accounting, retirement resources, capital markets, wealth management, business consulting, financial process outsourcing, and benefits and payroll services to its clients. The acquisition will add 2,500 employees to RSM McGladrey’s current 4,500 employee workforce across the country.

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements based upon current information and expectations. Such statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that could cause actual results to differ materially from what is expressed, implied or forecast in such forward-looking statements.

Such differences could be caused by a number of factors, including, but not limited to: the uncertainty that the company will achieve or exceed its revenue, earnings, and earnings-per-share growth goals or expectations for fiscal year 2006 including the accretive value ascribed to this acquisition; changes in economic, political or regulatory environments; changes in competition; litigation involving the company and its subsidiaries; and risks described from time to time in reports and registration statements filed by H&R Block Inc. and its subsidiaries with the Securities and Exchange Commission. Readers should take these factors into account in evaluating such forward-looking statements.

About H&R Block:

Celebrating its 50th anniversary in 2005, H&R Block is the world’s largest tax services provider, having prepared more than 400 million tax returns since 1955. The sixth largest retailer in the world, H&R Block has more than 12,000 locations serving taxpayers primarily in the United States, Canada and Australia. H&R Block’s subsidiaries deliver tax services and financial advice, investment and mortgage services, and business accounting and consulting services. H&R Block Financial Advisors Inc. offers investment services and securities products. With approximately 1,000 financial advisors serving clients at approximately 260 locations, H&R Block Financial Advisors is a member NYSE, SIPC, a registered broker-dealer and investment advisor. H&R Block Inc. is not a registered broker-dealer and is not a registered investment advisor. H&R Block Mortgage Corp. offers a full range of retail mortgage services. Option One Mortgage Corp. provides mortgage services and offers wholesale mortgages through large financial institutions and a network of approximately 34,000 independent mortgage brokers. RSM McGladrey Business Services Inc. and its subsidiaries serve mid-sized businesses and their owners with tax, accounting and business consulting services, as well as personal wealth management services. H&R Block Small Business Resources is a new business currently operating in 14 U.S. cities that serves the tax, financial and business needs of small business owners. H&R Block Small Business Resources is not a licensed CPA firm. For more information about the company, visit our Online Press Center at www.hrblock.com.

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For more information about American Express Tax & Business Services, contact:

Media Relations – Christine Levite, 212-640-3382, christine.levite@aexp.com.

Investor Relations – Ron Stovall, 212-640-5574, Ronald.stovall@aexp.com